Exhibit 99.1

Salesforce Announces Solid Third Quarter Fiscal 2023 Results

SAN FRANCISCO, Calif. - November 30, 2022 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its third quarter fiscal 2023 ended October 31, 2022.

•Revenue of $7.84 Billion, up 14% Y/Y, up 19% Constant Currency ("CC")
•GAAP Earnings per Share ("EPS") of $0.21 and Non-GAAP EPS of $1.40
•Current Remaining Performance Obligation of $20.9 Billion, up 11% Y/Y, 15% CC
•Fourth Quarter FY23 Revenue Guidance of $7.932 Billion to $8.032 Billion, up 8% to 10% Y/Y, 12% to 13% CC
•Full Year FY23 Revenue Guidance of $30.9 Billion to $31.0 Billion, up 17% Y/Y, 20% CC
•Full Year FY23 GAAP Operating Margin Guidance of ~3.8% and Non-GAAP Operating Margin Guidance of ~20.7%
•Full Year FY23 Operating Cash Flow Guidance of ~16% growth Y/Y
•Returned $1.7 Billion to shareholders in the third quarter in the form of share repurchases

“We had a solid quarter with revenue of $7.84 billion, up 14% year-over-year or 19% growth in constant currency, and record operating margin,” said Marc Benioff, Chair & Co-CEO, Salesforce. “We’re grateful to our customers for their commitment, especially as we help them succeed in this challenging environment. There’s never been a more important time for our customers to connect with their customers in a whole new way.”

“Our customers are tapping into the power of Customer 360 to gain faster time to value and reduce costs,” said Bret Taylor, Co-CEO, Salesforce. “We continued to drive profitable growth in the quarter, and we are closing more transformational deals and multi-cloud expansions.”

“We delivered another quarter of double-digit top and bottom line growth,” said Amy Weaver, President and CFO, Salesforce. “In this time of economic uncertainty, we remain committed to profitable growth and consistent operating margin expansion.”

Salesforce delivered the following results for its fiscal third quarter:

Revenue: Total third quarter revenue was $7.84 billion, an increase of 14% Y/Y, and 19% CC. Subscription and support revenues were $7.23 billion, an increase of 13% Y/Y. Professional services and other revenues were $0.60 billion, an increase of 25% Y/Y.

Operating Margin: Third quarter GAAP operating margin was 5.9%. Third quarter non-GAAP operating margin was 22.7%.

Earnings per Share: Third quarter GAAP diluted EPS was $0.21, and non-GAAP diluted EPS was $1.40. Mark-to-market accounting of the Company’s strategic investments benefited GAAP diluted EPS by $0.02 based on a U.S. tax rate of 25% and non-GAAP diluted EPS by $0.02 based on a non-GAAP tax rate of 22%.

Cash Flow: Operating cash flow for the third quarter was $0.31 billion, a decrease of 23% Y/Y. Free cash flow was $0.12 billion, a decrease of 52% Y/Y.

Remaining Performance Obligation: Remaining performance obligation ended the third quarter at $40.0 billion, an increase of 10% Y/Y. Current remaining performance obligation ended at $20.9 billion, an increase of 11% Y/Y, 15% CC.

Forward Looking Guidance

As of November 30, 2022, the Company is initiating its fourth quarter GAAP and non-GAAP EPS guidance, current remaining performance obligation growth guidance, and revenue guidance. The Company is updating its full year

FY23 revenue guidance, GAAP and non-GAAP EPS guidance, GAAP and non-GAAP operating margin guidance, and operating cash flow guidance.

Our guidance assumes no change to the value of the Company's strategic investment portfolio as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the Company’s currently available information, and excludes forecasted discrete tax items such as the tax effects of stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q4 FY23 Guidance	Full Year FY23 Guidance
Revenue(1)	$7.932 - $8.032 Billion	$30.9 - $31.0 Billion
Y/Y Growth	8% - 10%	17%
FX Impact(2)	~($250M) y/y FX	~($900M) y/y FX
GAAP operating margin	N/A	~3.8%
Non-GAAP operating margin(3)	N/A	~20.7%
GAAP earnings per share(3)	$0.23 - $0.25	$0.55 - $0.57
Non-GAAP earnings per share(3)	$1.35 - $1.37	$4.92 - $4.94
Operating Cash Flow Growth (Y/Y)	N/A	~16%
Current Remaining Performance Obligation Growth (Y/Y)	~7%	N/A
FX Impact(4)	~(3 pts)	N/A
(1) Full Year fiscal 2023 revenue guidance includes contributions from Slack Technologies, Inc. slightly above $1.5 billion, net of purchase accounting.
(2) Revenue FX impact is calculated by taking the current period rates compared to the prior period average rates.
(3) Non-GAAP operating margin and non-GAAP earnings per share are non-GAAP financial measures. Refer to the Appendix for an explanation of non-GAAP financial measures. The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from Q4 FY23 repurchase activity under our Share Repurchase Program.
(4) Current Remaining Performance Obligation FX impact is calculated by taking the current period rates compared to the prior period ending rates.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY23 Guidance
GAAP operating margin(1)	~3.8%
Plus
Amortization of purchased intangibles(2)	6.3%
Stock-based compensation expense(2)	10.6%
Non-GAAP operating margin(1)	~20.7%
(1) GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.
(2) The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY23.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2023
	Q4	FY23
GAAP diluted earnings per share range(1)(2)	$0.23 - $0.25	$0.55 - $0.57
Plus
Amortization of purchased intangibles	$0.47	$1.95
Stock-based compensation expense	$0.80	$3.26
Less
Income tax effects and adjustments(3)	$(0.15)	$(0.84)
Non-GAAP diluted earnings per share(2)	$1.35 - $1.37	$4.92 - $4.94
Shares used in computing basic net income per share (millions)(4)	995	995
Shares used in computing diluted net income per share (millions)(4)	1,002	1,001
(1) The Company's GAAP tax provision is expected to be approximately 47% for the three months ended January 31, 2023, and approximately 49% for the year ended January 31, 2023. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions.
(2) The Company's projected GAAP and Non-GAAP diluted earnings per share assumes no change to the value of our strategic investment portfolio as it is not possible to forecast future gains and losses. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.
(3) The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.
(4) The Company's shares used in computing GAAP earnings per share guidance and Non-GAAP earnings per share guidance excludes any impact to share count from Q4 FY23 repurchase activity under our Share Repurchase Program.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Management will provide further commentary around these guidance assumptions on its earnings call.

Quarterly Conference Call
Salesforce plans to host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce, the global CRM leader, empowers companies of every size and industry to digitally transform and create a 360° view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Mike Spencer
Salesforce
Investor Relations
415-536-6250
investor@salesforce.com

Carolyn Guss
Salesforce
Public Relations
415-536-4966
pr@salesforce.com

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected foreign currency exchange rate impact, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions, capital expenditures and other investments, and expected contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic and related public health measures; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau Software, Inc. and Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, including our July 2021 acquisition of Slack Technologies, Inc., and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to develop our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic, business and market conditions, including inflationary pressures, general economic downturn or recession, market volatility, increasing interest rates and changes in monetary policy; the impact of geopolitical events; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; the ability to execute our Share Repurchase Program; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies; and our ability to achieve our aspirations, goals and projections related to our environmental, social and governance initiatives.

Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the Company’s website at http://investor.salesforce.com/financials/.
Salesforce, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2022 Salesforce, Inc.  All rights reserved.  Salesforce and other marks are trademarks of Salesforce, Inc.  Other brands featured herein may be trademarks of their respective owners.

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Salesforce, Inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Subscription and support	$7,233	$6,379	$21,232	$17,829
Professional services and other	604	484	1,736	1,337
Total revenues	7,837	6,863	22,968	19,166
Cost of revenues (1)(2):
Subscription and support	1,451	1,335	4,381	3,603
Professional services and other	637	509	1,879	1,409
Total cost of revenues	2,088	1,844	6,260	5,012
Gross profit	5,749	5,019	16,708	14,154
Operating expenses (1)(2):
Research and development	1,280	1,203	3,927	3,174
Marketing and sales	3,345	3,111	10,141	8,391
General and administrative	664	667	1,967	1,865
Total operating expenses	5,289	4,981	16,035	13,430
Income from operations	460	38	673	724
Gains on strategic investments, net	23	363	75	1,177
Other expense	(8)	(102)	(121)	(172)
Income before benefit from (provision for) income taxes	475	299	627	1,729
Benefit from (provision for) income taxes	(265)	169	(321)	(257)
Net income	$210	$468	$306	$1,472
Basic net income per share	$0.21	$0.48	$0.31	$1.56
Diluted net income per share	$0.21	$0.47	$0.31	$1.53
Shares used in computing basic net income per share	997	980	995	945
Shares used in computing diluted net income per share	1,000	1,001	1,001	964
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	$250	$272	$785	$624
Marketing and sales	224	236	693	491
(2)Amounts include stock-based compensation expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	$130	$103	$372	$280
Research and development	287	276	863	646
Marketing and sales	330	316	947	817
General and administrative	96	117	288	273

Salesforce, Inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Subscription and support	92%	93%	92%	93%
Professional services and other	8	7	8	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	20	19	19
Professional services and other	8	7	8	7
Total cost of revenues	27	27	27	26
Gross profit	73	73	73	74
Operating expenses (1)(2):
Research and development	16	18	17	17
Marketing and sales	43	45	44	44
General and administrative	8	9	9	9
Total operating expenses	67	72	70	70
Income from operations	6	1	3	4
Gains on strategic investments, net	0	5	0	6
Other expense	0	(2)	0	(1)
Income before benefit from (provision for) income taxes	6	4	3	9
Benefit from (provision for) income taxes	(3)	3	(2)	(1)
Net income	3%	7%	1%	8%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	3%	4%	3%	3%
Marketing and sales	3	3	3	3

(2)Amounts include stock-based compensation expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	2%	1%	2%	2%
Research and development	4	4	4	3
Marketing and sales	4	5	4	4
General and administrative	1	2	1	2

Salesforce, Inc.
Consolidated Balance Sheets
(in millions)

	October 31, 2022	January 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$6,076	$5,464
Marketable securities	5,842	5,073
Accounts receivable, net	4,275	9,739
Costs capitalized to obtain revenue contracts, net	1,549	1,454
Prepaid expenses and other current assets	1,467	1,120
Total current assets	19,209	22,850
Property and equipment, net	3,514	2,815
Operating lease right-of-use assets, net	2,904	2,880
Noncurrent costs capitalized to obtain revenue contracts, net	2,301	2,342
Strategic investments	5,124	4,784
Goodwill	48,555	47,937
Intangible assets acquired through business combinations, net	7,598	8,978
Deferred tax assets and other assets, net	2,679	2,623
Total assets	$91,884	$95,209
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$5,285	$5,470
Operating lease liabilities, current	567	686
Unearned revenue	11,193	15,628
Debt, current	1,182	4
Total current liabilities	18,227	21,788
Noncurrent debt	9,418	10,592
Noncurrent operating lease liabilities	2,831	2,703
Other noncurrent liabilities	2,057	1,995
Total liabilities	32,533	37,078
Stockholders’ equity:
Common stock	1	1
Treasury stock, at cost	(1,743)	0
Additional paid-in capital	53,891	50,919
Accumulated other comprehensive loss	(481)	(166)
Retained earnings	7,683	7,377
Total stockholders’ equity	59,351	58,131
Total liabilities and stockholders’ equity	$91,884	$95,209

Salesforce, Inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

3	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Operating activities:
Net income	$210	$468	$306	$1,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	941	963	2,754	2,367
Amortization of costs capitalized to obtain revenue contracts, net	423	344	1,225	992
Stock-based compensation expense	843	812	2,470	2,016
Gains on strategic investments, net	(23)	(363)	(75)	(1,177)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	471	91	5,486	3,895
Costs capitalized to obtain revenue contracts, net	(375)	(405)	(1,279)	(1,223)
Prepaid expenses and other current assets and other assets	(63)	189	(359)	(1)
Accounts payable and accrued expenses and other liabilities	(309)	(548)	(1,205)	(836)
Operating lease liabilities	(173)	(191)	(561)	(607)
Unearned revenue	(1,632)	(956)	(4,439)	(2,880)
Net cash provided by operating activities	313	404	4,323	4,018
Investing activities:
Business combinations, net of cash acquired	0	(35)	(439)	(14,816)
Purchases of strategic investments	(44)	(147)	(475)	(933)
Sales of strategic investments	98	695	181	2,164
Purchases of marketable securities	(408)	(2,193)	(4,132)	(4,509)
Sales of marketable securities	500	720	1,392	3,765
Maturities of marketable securities	585	150	1,752	1,802
Capital expenditures	(198)	(166)	(580)	(550)
Net cash provided by (used in) investing activities	533	(976)	(2,301)	(13,077)
Financing activities:
Proceeds from issuance of debt, net of issuance costs	0	(6)	0	7,906
Repayments of Slack Convertible Notes, net of capped call proceeds	0	(1,348)	0	(1,180)
Repurchases of common stock	(1,677)	0	(1,677)	0
Proceeds from employee stock plans	233	430	688	1,030
Principal payments on financing obligations	(233)	(45)	(349)	(118)
Repayments of debt	(1)	(1)	(3)	(3)
Net cash provided by (used in) financing activities	(1,678)	(970)	(1,341)	7,635
Effect of exchange rate changes	(23)	(4)	(69)	(18)
Net increase (decrease) in cash and cash equivalents	(855)	(1,546)	612	(1,442)
Cash and cash equivalents, beginning of period	6,931	6,299	5,464	6,195
Cash and cash equivalents, end of period	$6,076	$4,753	$6,076	$4,753

Salesforce, Inc.
Additional Metrics
(Unaudited)

	October 31, 2022	July 31, 2022	April 30, 2022	January 31, 2022	October 31, 2021	July 31, 2021
Full time equivalent headcount	79,824	78,634	77,810	73,541	69,530	65,595
Financial data (in millions):
Cash, cash equivalents and marketable securities	$11,918	$13,533	$13,503	$10,537	$9,391	$9,650
Strategic investments	5,124	5,124	4,936	4,784	4,004	4,105
Principal due on the Company's outstanding debt obligations	10,683	10,684	10,685	10,686	10,698	11,551
Supplemental Revenue Analysis
Remaining Performance Obligation
Remaining performance obligations ("RPO") represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. RPO is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of RPO denominated in foreign currencies are revalued each period based on the period end exchange rates. The portion of RPO that is unbilled is not recorded on the balance sheet.
RPO consisted of the following (in billions):

	Current	Noncurrent	Total
As of October 31, 2022	$20.9	$19.1	$40.0
As of July 31, 2022	21.5	20.1	41.6
As of April 30, 2022	21.5	20.5	42.0
As of January 31, 2022	22.0	21.7	43.7
As of October 31, 2021	18.8	17.5	36.3
Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Unearned revenue, beginning of period	$12,825	$11,067	$15,628	$12,607
Billings and other (1)	6,142	5,810	18,354	16,019
Contribution from contract asset	63	97	175	267
Revenue recognized over time	(7,473)	(6,511)	(21,865)	(18,070)
Revenue recognized at a point in time	(364)	(352)	(1,103)	(1,096)
Unearned revenue from business combinations	0	5	4	389
Unearned revenue, end of period	$11,193	$10,116	$11,193	$10,116
(1)     Other includes, for example, the impact of foreign currency translation.

Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Sales	$1,717	$1,538	$5,044	$4,403
Service	1,856	1,658	5,445	4,764
Platform and Other (1)	1,513	1,277	4,410	3,159
Marketing and Commerce	1,129	1,006	3,339	2,856
Data	1,018	900	2,994	2,647
	$7,233	$6,379	$21,232	$17,829
(1)     Platform and Other includes approximately $402 million and $1.1 billion of Slack subscription and support revenues for the three and nine months ended October 31, 2022.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Americas	$5,361	$4,638	$15,593	$13,044
Europe	1,745	1,581	5,228	4,299
Asia Pacific	731	644	2,147	1,823
	$7,837	$6,863	$22,968	$19,166
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Subscription and support revenues constant currency growth rates by the Company's service offerings were as follows:

	Three Months Ended October 31, 2022 compared to Three Months Ended October 31, 2021	Three Months Ended July 31, 2022 compared to Three Months Ended July 31, 2021
Sales	17%	19%
Service	16%	18%
Platform and Other	22%	56%
Marketing and Commerce	18%	22%
Data	16%	13%
Revenue constant currency growth rates by geographical region were as follows:

	Three Months Ended October 31, 2022 compared to Three Months Ended October 31, 2021	Three Months Ended July 31, 2022 compared to Three Months Ended July 31, 2021	Three Months Ended October 31, 2021 compared to Three Months Ended October 31, 2020
Americas	16%	22%	23%
Europe	23%	35%	35%
Asia Pacific	30%	31%	29%
Total growth	19%	26%	26%

The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	October 31, 2022 compared to October 31, 2021	July 31, 2022 compared to July 31, 2021	October 31, 2021 compared to October 31, 2020
Total growth	15%	19%	23%

Salesforce, Inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Non-GAAP income from operations
GAAP income from operations	$460	$38	$673	$724
Plus:
Amortization of purchased intangibles (1)	474	508	1,478	1,115
Stock-based compensation expense (2)	843	812	2,470	2,016
Non-GAAP income from operations	$1,777	$1,358	$4,621	$3,855
Non-GAAP operating margin as a percentage of revenues
Total revenues	$7,837	$6,863	$22,968	$19,166
GAAP operating margin (3)	5.9%	0.6%	2.9%	3.8%
Non-GAAP operating margin (3)	22.7%	19.8%	20.1%	20.1%
Non-GAAP net income
GAAP net income	$210	$468	$306	$1,472
Plus:
Amortization of purchased intangibles (1)	474	508	1,478	1,115
Stock-based compensation expense (2)	843	812	2,470	2,016
Income tax effects and adjustments	(129)	(515)	(686)	(787)
Non-GAAP net income	$1,398	$1,273	$3,568	$3,816

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Non-GAAP diluted net income per share
GAAP diluted net income per share	$0.21	$0.47	$0.31	$1.53
Plus:
Amortization of purchased intangibles	0.47	0.51	1.48	1.16
Stock-based compensation expense	0.84	0.81	2.47	2.09
Income tax effects and adjustments	(0.12)	(0.52)	(0.70)	(0.82)
Non-GAAP diluted net income per share	$1.40	$1.27	$3.56	$3.96
Shares used in computing Non-GAAP diluted net income per share	1,000	1,001	1,001	964

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	$250	$272	$785	$624
Marketing and sales	224	236	693	491
	$474	$508	$1,478	$1,115

(2)Stock-based compensation expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenues	$130	$103	$372	$280
Research and development	287	276	863	646
Marketing and sales	330	316	947	817
General and administrative	96	117	288	273
	$843	$812	$2,470	$2,016

(3)    GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles and stock-based compensation expense.

Salesforce, Inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP Basic Net Income Per Share
Net income	$210	$468	$306	$1,472
Basic net income per share	$0.21	$0.48	$0.31	$1.56
Shares used in computing basic net income per share	997	980	995	945

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,398	$1,273	$3,568	$3,816
Non-GAAP basic net income per share	$1.40	$1.30	$3.59	$4.04
Shares used in computing Non-GAAP basic net income per share	997	980	995	945

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP Diluted Net Income Per Share
Net income	$210	$468	$306	$1,472
Diluted net income per share	$0.21	$0.47	$0.31	$1.53
Shares used in computing diluted net income per share	1,000	1,001	1,001	964

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,398	$1,273	$3,568	$3,816
Non-GAAP diluted net income per share	$1.40	$1.27	$3.56	$3.96
Shares used in computing Non-GAAP diluted net income per share	1,000	1,001	1,001	964

Supplemental Cash Flow Information
Computation of free cash flow, a non-GAAP measure
(in millions)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP net cash provided by operating activities	$313	$404	$4,323	$4,018
Capital expenditures	(198)	(166)	(580)	(550)
Free cash flow	$115	$238	$3,743	$3,468

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow, constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense and amortization of acquisition-related intangibles. Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

As described above, the company excludes or adjusts for the following in its non-GAAP results and guidance:

•Stock-Based Compensation Expense: The company’s compensation strategy includes the use of stock-based compensation expense to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: The company records all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods, including its guidance. Gains on Strategic Investments, net, are included in its GAAP financial statements.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also considers factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2022, the company used a projected non-GAAP tax rate of 21.5%. For fiscal 2023, the company uses a projected non-GAAP tax rate of 22%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures.